Exhibit 5.1

                           [Bruno's, Inc. Letterhead]




                                                      August 5, 1996




Bruno's, Inc.
800 Lakeshore Parkway
Birmingham, Alabama 35211

Ladies and Gentlemen:

              I am Assistant General Counsel for Bruno's, Inc., an Alabama

corporation (the "Company"), and have advised the Company in connection with the preparation and filing by the Company with the Securities and Exchange

Commission under the Securities Act of 1933, as amended (the "Securities Act"),

of a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance by the Company of 2,050,000 shares of the Company's Common

Stock, par value $.01 per share (the "Shares"), pursuant to the 1996 Stock

Purchase and Option Plan for Key Employees of Bruno's, Inc. and Subsidiaries

(the "1996 Plan").

              I have reviewed the corporate action of the Company in connection with the issuance and sale of the Shares and have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents or oral statements of public officials and of officers and representatives of the Company, and have made such other and further investigations as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.  In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me
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as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

              Based upon the foregoing, and subject to the qualifications and limitations stated herein, I hereby advise you that in my opinion the issuance of the Shares has been duly authorized and, when issued and sold as contemplated by the 1996 Plan, such Shares will be validly issued, fully paid and non-assessable.

              I am a member of the Bar of the State of Alabama and I do not express any opinion herein concerning any law other than the law of the State of Alabama.

              This opinion is rendered to you in connection with the above described transactions.  This opinion may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent.

              I hereby consent to the filing of this opinion of counsel as

Exhibit 5.1 to the Registration Statement.

                                                     Very truly yours,
                                                     /s/ R. Michael Conley
                                                     R. Michael Conley
                                                     Assistant General Counsel